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                                                                     EXHIBIT 12

                            USA WASTE SERVICES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                      Six Months Ended June 30,
                                                     ---------------------------
                                                        1997            1996 (1)
                                                     ----------        ---------
Income before taxes                                  $  202,349        $  59,430
                                                     ----------        ---------
Fixed charges deducted from income:
  Interest expense                                       33,373           22,457
  Implicit interest in rents                              3,068            3,206
                                                     ----------        ---------
                                                         36,441           25,663
                                                     ----------        ---------
    Earnings available for fixed charges             $  238,790        $  85,093
                                                     ==========        =========
Interest expense                                     $   33,373        $  22,457
Capitalized interest                                     10,474            8,339
Implicit interest in rents                                3,068            3,206
                                                     ----------        ---------
    Total fixed charges                              $   46,915        $  34,002
                                                     ==========        =========
    Ratio of earnings to fixed charges                     5.09x            2.50x
                                                     ==========        =========

--------------------------------------------------------------------------------

(1) Income before taxes for the six months ended June 30, 1996, includes merger costs and unusual items of $38,100,000 and $12,952,000, respectively. Excluding the effect of these nonrecurring charges, the ratio of earnings to fixed charges would be 4.00x for the six months ended June 30, 1996.


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